EXHIBIT 5.1


                             PILLSBURY WINTHROP LLP
                               2550 HANOVER STREET
                               PALO ALTO, CA 94304

September 5, 2001


California Micro Devices Corporation
215 Topaz Street
Milpitas, California  95035-5430

         Re:      Registration Statement on Form S-8

Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by California Micro Devices Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,020,000 shares (the "Shares") of the Company's Common Stock issuable under the 1995 Stock Option Plan, as amended, the 1995 Non-Employee Directors' Stock Option Plan, as amended, and the CEO Option Program (collectively, the "Plans"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                                                  Very truly yours,


                                                  /s/ PILLSBURY WINTHROP LLP



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